        CONFIDENTIAL TREATMENT                          EXHIBIT 10.21

                WEB SOFTWARE LICENSING AND DEVELOPMENT AGREEMENT



     This Web Software Licensing and Development Agreement is entered into as of September 10, 1999 (the "Effective Date") between AWARE, Inc. ("AWARE") and eMed Technologies Corporation ("EMED"), formerly known as ACCESS Radiology Corporation.


                                   Background
                                   ----------


  1. EMED is in the business of providing integrated hardware and software systems and services with respect to the transmission and interpretation of medical images.
AWARE develops and licenses proprietary computer software that is useful for compression and web-based viewing of digital images.

  2. AWARE and EMED are parties to a Software Licensing and Development Agreement dated May 30, 1997 (the "1997 Agreement"). The 1997 Agreement provides for the licensing of various software by AWARE to EMED on the terms set forth therein. Among other things, the 1997 Agreement contemplated the development, licensing and marketing of certain new software, referred to in the 1997 Agreement as the "Joint Product". The 1997 Agreement sets forth procedures under which the Joint Product would be developed and licensed, royalties would be negotiated, and ownership of intellectual property would be determined.

  3. The development efforts contemplated with respect to the Joint Product by the 1997 Agreement have now resulted in the initial commercial release of a software application for the web-based viewing and distribution of medical images and related information. This release having occurred, AWARE and EMED now wish to provide for definitive terms upon which this new software will be licensed and marketed, and upon which further development work relating to the new software will proceed.

  NOW, THEREFORE, the parties agrees as follows:


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                                       1
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                     I. MODIFICATION OF THE 1997 AGREEMENT.

  1.01. Termination of Joint Product Provisions. Article III of the 1997
        ---------------------------------------
Agreement, which provides for various matters relating to the "Joint Product" as defined therein, shall terminate upon the execution of this Agreement. In addition, references to the Joint Product in Articles IV, V and VI of the 1997 Agreement shall have no further force or effect upon the execution of this Agreement. The rights and obligations of AWARE and EMED with respect to the Web Product and the related Licensed Software (as defined in Section 2.01 of this Agreement), and with respect to the Joint Product (as defined Article III of this Agreement)shall be governed exclusively by this Agreement, and not by the 1997 Agreement. The rights and obligations of AWARE and EMED with respect to the "Compression Software" (as defined in the 1997 Agreement) shall be governed exclusively by the 1997 Agreement, and not by this Agreement.

  1.02 Survival of the 1997 Agreement. The 1997 Agreement shall survive the
       -------------------------------
execution of this Agreement and shall continue to govern the rights and obligations of the parties with respect to the "Compression Software" (as defined in the 1997 Agreement), except to the extent expressly modified by this Agreement. The references to "Schedule I" in Sections 1.01, 1.03(b), 1.04(a), and 2.02(b) of the 1997 Agreement are amended to refer to "the documentation separately supplied by AWARE".

                      II. LICENSING OF SOFTWARE; PAYMENTS.

  2.01 Grant of License. Subject to the terms of this Agreement, AWARE grants to
       -----------------
EMED the following rights, under any patent, copyright, trade secret or other proprietary right (other than any trademark) of AWARE, whether presently held or hereafter acquired, with respect to (i) the proprietary web-based image viewing and distribution software identified on Schedule I and any upgrades or modifications thereof (the "Web Product") and (ii) any other web-based image viewing or distribution software developed by AWARE pursuant to this Agreement (such software and the Web Product being referred to collectively as the "Licensed Software"):

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                                       2

           (a) The right to use the Licensed Software for internal purposes and in support of users of EMED products for Medical Use, and to use and make available the Licensed Software as part of EMED's product line and for integration with other components of EMED products.

           (b) The right to grant sublicenses of the Licensed Software for Medical Use to users of EMED products and to original equipment manufacturers or other parties which utilize toolkits to create derivative products for Medical Use which are in turn licensed to end users. Sublicenses of software will be granted in compliance with the procedures set forth in Section 6.01.

           (c) The right to modify the Licensed Software to create new releases and new products for Medical Use, and to grant sublicenses of software as modified for Medical Use to users and to original equipment manufacturers or other parties which utilize toolkits to create derivative products for Medical Use which will in turn be licensed to end users. Sublicenses of software will be granted in compliance with the procedures set forth in
     Section 6.01.

For purposes of the Agreement, "Medical Use" means the compression, transmission, viewing or other processing of medical images. The rights granted to EMED shall be exclusive to the extent set forth in Article III.


  2.02. License Fees. (a) License fees payable to AWARE with respect to the Web
        ------------
Product will be determined based upon the terms on which the Web Product is made available to customers. EMED expects to offer the Web Product to customers under a plan in which the customer's initial payment upon installation of the Web Product would be [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] Licenses granted under such a plan are referred to as "Subscription Sales". Customers are also expected to be offered the [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] License fees payable with respect to Subscription Sales will be calculated as provided in subsection
(b) below, and license fees payable with respect to all other sales of licenses of

                            CONFIDENTIAL TREATMENT
the Web Product will be calculated as provided in subsection (c) below.


  (b) With respect to each Subscription Sale of the Web Product, EMED will pay to AWARE [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] (as defined in subsection (d) below) attributable to licenses of the client portion of the Web Product. These fees are in addition to, and not in lieu of, the license fees payable for compression software under the 1997 Agreement.

  (c) With respect to sales of the Web Product other than Subscription Sales, EMED will pay to AWARE [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] of [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


  (d) [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] means amounts paid to EMED in Subscription Sales for [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] (excluding taxes, shipping, insurance, the interest portion of payments under rental or leasing arrangements, actual customer returns, customs duties, and any charges for services).

  (e) [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] means amounts paid to EMED by customers for [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] (excluding taxes, shipping, insurance, the interest portion of payments under rental or leasing arrangements, actual customer returns, customs duties, and any charges for services), [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                      ] "High End Storage and Network Hardware" is defined in
Schedule II.


                            CONFIDENTIAL TREATMENT

  (f) No royalties shall be payable under this Section 2.02 for beta testing installations, or demonstration or loaner units. The duration of beta testing will be limited to a period of time no longer than that which is determined by EMED to be reasonably necessary for satisfaction of the requirements for commercial marketing of the product or release being tested. Loaner units will be provided for a period of time no longer than that which is reasonably necessary for the customer to assess the functionality and desirability of the product or release being loaned. EMED will not make the Web Product available without charge except for (i) beta testing installations, demonstration or loaner units and (ii) copies of client software provided to radiologists in connection with Subscription Sales, and EMED will not make the Web Product available without charge to assist in selling other products or in generating revenues from other sources.

  2.03. Payments. (a) Promptly after the end of each calendar quarter, EMED will
        --------
deliver to AWARE a statement setting forth, for such quarter, the number of copies of server software included in Subscription Sales, Net Client License Revenue, and Net Software License Revenue. Each quarterly statement shall be accompanied by payment of license fees due. EMED will use its best efforts to provide such statement and pay license fees due within 30 days of the end of each calendar quarter. Each quarterly statement and payment of license fees shall be provided no later than 60 days after the end of the relevant calendar quarter.

  (b) EMED will keep complete books of account containing all particulars that may be necessary to determine the amounts payable to AWARE hereunder. Such books and supporting data shall be open for inspection for one year following the calendar year to which they pertain, at reasonable times and upon reasonable notice, by an independent auditor for purposes of verifying the statements delivered pursuant to subsection (a) above. AWARE will not conduct more than one such inspection for books and supporting data relating to any single calendar year. The results of any inspection shall be made available to EMED. If the agreed results of an inspection show an underpayment or overpayment, then EMED shall pay to AWARE the amount of any underpayment and AWARE shall pay to EMED the amount of any overpayment. If the agreed results of such inspection show that EMED has underpaid AWARE by [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] then EMED shall pay to AWARE the reasonable and

                            CONFIDENTIAL TREATMENT
documented out of pocket costs of conducting such inspection, and allow inspection of the books and supporting data for the prior two years. AWARE shall otherwise bear the costs it incurs in performing any inspection.

  2.04. Other Products. With respect to Licensed Software that may be developed
        --------------
in the future, the parties will negotiate in good faith to determine definitive terms. It is the intention of the parties that license fees shall be consistent with the rate of [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] as described in this Agreement.


                      III. MARKETING FOR NON-MEDICAL USE.


     3.01 AWARE shall have the exclusive right to market software and other components included in the Web Product and any other software developed pursuant to this Agreement (the "Joint Product"), under any patent, copyright, trade secret or other proprietary right of EMED (other than any trademark), whether presently held or hereafter acquired, for all uses other than Medical Use. AWARE shall have the following rights with respect to the Joint Product, which EMED hereby grants to AWARE.

           (a) The right to use the Joint Product for internal purposes and in support of users of AWARE products, and to use and make available the Joint Product as part of AWARE's product line and for integration with other components of AWARE products, in all cases for uses other than Medical Use. Medical Use includes grants of licenses to indemnity insurance companies, and AWARE will not grant any such licenses.

           (b) The right to make and have made, use and have used, and sell, lease or otherwise transfer the Joint Product, and to grant sublicenses of the software and other intellectual property included in the Joint Product to users of AWARE products in which such software is included, in all cases for uses other than Medical Use. Users to whom sublicenses are granted may include original equipment manufacturers

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                                       6
     or other parties which utilize toolkits to create derivative products for any use other than for Medical Use, which will in turn be licensed to end users. Sublicenses of software will be granted in compliance with the procedures set forth in Section 7.01.

           (c) The right to modify the Joint Product and the software included in it to create new releases and new products, to make and have made, use and have used, and sell, lease or otherwise transfer products including modifications, and to grant sublicenses of software as modified to users of AWARE products in which such software is included, in all cases for uses other than Medical Use. Users to whom sublicenses are granted may include original equipment manufacturers or other parties which utilize toolkits to create derivative products for any use other than for Medical Use, which will in turn be licensed to end users. Sublicenses of software will be granted in compliance with the procedures set forth in Section 7.01.



     3.02. AWARE shall pay royalties to EMED for licenses granted under this
Article III in amounts to be agreed between EMED and AWARE, and at intervals and under procedures substantially the same as those set forth for payments by EMED in Section 2.03. The royalties payable to EMED shall be a percentage (the "Royalty Percentage") of amounts paid to AWARE for license of the Joint Product. The Royalty Percentage shall be a percentage of not less than [*The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.] which shall reflect the contribution of EMED during the term of this Agreement to aspects of the Joint Product developed for uses other than Medical Use. The Royalty Percentage will be determined based upon the principle that the Royalty Percentage will be fixed at [*The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.] if EMED contributes little or nothing to during the term of this Agreement to aspects of the Joint Product developed for uses other than Medical Use, and will approach [*The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.] if EMED contributes significantly to such aspects. The exact percentage will depend on the mutual agreement of the parties as to the significance of EMED's contribution. Promptly upon completion of the functional product descriptions and design specifications

                            CONFIDENTIAL TREATMENT
for the Joint Product, AWARE and EMED will negotiate in good faith to reach agreement on the Royalty Percentage. As it is not contemplated that EMED will contribute development efforts to aspects of the Joint Product other than Medical Use, if no agreement is reached within [*The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.] days, the Royalty Percentage shall be fixed at [*The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.] Except as agreed in writing with EMED, AWARE will not make the Joint Product available without charge.


                                IV. EXCLUSIVITY

  4.01 Exclusivity Commitments. (a) EMED shall have the exclusive right to use
       -----------------------
and sublicense software developed or owned by AWARE for Medical Use to the extent set forth herein. From the date of this Agreement until the termination of exclusivity as provided in Section 6.01, AWARE will not (except as expressly permitted by this Agreement) supply for Medical Use or permit any person to use for Medical Use (i) the Web Software or any modification or improvement of the Web Software or (ii) any other dynamic HTML or plug-in product that is developed, owned or licensed by AWARE. AWARE will take reasonable steps to assure compliance with this exclusivity commitment by third parties to whom AWARE provides software. Notwithstanding anything contained in this Agreement, AWARE may provide its ADSL, SDSL, HFC and any other general data communication product to third parties for Medical Use or any other purpose.

  (b) From the date of this Agreement until the termination of exclusivity as provided in Section 6.01, AWARE will be the exclusive supplier to EMED of web-based image viewing and distribution software for use in EMED products. EMED will not independently develop any such software and will not include any such software (other than that developed by or in cooperation with AWARE under this Agreement) in the Web Product or any product that is competitive with the Web Product. The parties understand and agree that home, diagnostic and intensive care unit viewers are complementary to the Web Product and are therefore not within the scope of the foregoing restrictions.

                            CONFIDENTIAL TREATMENT

  4.02. Exceptions. (a) Licenses of software for Medical Use which have been
        ----------
previously granted and for which all license fees have been invoiced as of the date of this Agreement shall continue in effect notwithstanding Section 4.01. However, AWARE will not provide upgrades or new releases for any software subject to such licenses except as expressly permitted in this Section 4.02.



  (b) Notwithstanding Section 2.01, AWARE may [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


  (c) Notwithstanding section 2.01, AWARE may until [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] During the period from the effectiveness of this agreement until [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] AWARE shall not [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

  4.03. Transition. Promptly after the date of this Agreement, AWARE will
        ----------
publicly announce that it has enlarged its exclusive relationship with EMED and that EMED and AWARE are making a commitment to the Web Product. This announcement will be subject to review by EMED before its release. EMED may disclose the relationship between AWARE and EMED contemplated by this Agreement in technical and product oriented marketing materials without review by AWARE. EMED may disclose this Agreement and the relationship contemplated hereby in filings with securities regulators to the extent set forth in Section 7.06. All other public announcements by EMED that refer to AWARE will be subject to review by AWARE prior to their release.


                          V. DUTIES OF EMED AND AWARE

  5.01. Duties of EMED. EMED will use its best efforts to maximize the market
        --------------
and sales volume for the Web Product. EMED will dedicate full-time engineering management, and make substantial and continued resources available for sales, marketing, support, installation and training for the Web Product. EMED will continue to make modifications to its core image server (Compression Server) products to accommodate greater functionality, performance,

                            CONFIDENTIAL TREATMENT
and reliability of the complete product offering. EMED will also either develop or source other products that improve the functionality and marketability of EMED's web and client/server products as appropriate in the judgment of EMED.


  5.02. Duties of AWARE. AWARE will continue to provide primary engineering
        ---------------
application development for EMED's web-based image viewing and distribution software for use in EMED products including the client software and dynamic HTML generation applications included in the Web Product. AWARE's responsibilities will specifically include bug fixes, work-arounds and other software support as needed to cause the Licensed Software to perform in accordance with its specifications. AWARE will also make available, upon request by EMED, additional applications, additional features on existing applications, and changes to core technology as specified by EMED. AWARE will dedicate to these activities a minimum of [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] qualified full-time software engineers who are knowledgeable in compression and web technology, a part time test engineer, and additional engineering management resources as required.

  5.03. Meetings. Management of AWARE and EMED will meet on a monthly basis to
        ---------
review technical and market progress towards meeting goals and objectives.


                                    VI. TERM

  6.01. Term; Effect of Expiration. (a) The initial term of this Agreement shall
        --------------------------
extend until December 31, 2005. The term of this Agreement may be renewed by mutual agreement of the parties.

  (b) If the term of this Agreement shall expire (and this Agreement shall not have been terminated for breach pursuant to Section 6.02), the licenses granted in Section 2.01 and Section 3.01 shall remain in effect for five years from the date of expiration; provided that such licenses shall be modified so that they are no longer exclusive.

  (c) AWARE and EMED agree that the royalties and license fees payable under this Agreement shall be modified effective upon modification of the licenses granted

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                                       10
hereunder pursuant to subsection (b) above. AWARE and EMED further agree that the appropriate amount of such modified royalties and license fees cannot be determined as of the date of this Agreement. AWARE and EMED shall negotiate in good faith for at least three months after effectiveness of license modification pursuant to subsection (b) to reach agreement on modified license fees and royalties. If, at any time after the end of such three month period, either party shall determine in its judgment that negotiations are unlikely to result in an acceptable outcome, such party may initiate arbitration to determine modified fees and royalties pursuant to the procedures specified in
Section 8.01.

  6.02. Termination for Breach. (a) If EMED shall materially breach its
        -----------------------
obligations under this Agreement, and such material breach shall be continuing for at least 60 days after delivery of a notice by AWARE describing such breach, then AWARE may by a separate notice terminate this Agreement for breach under this Section 6.02(a).

  (b) If AWARE shall materially breach its obligations under this Agreement, and such material breach shall be continuing for at least 60 days after delivery of a notice by EMED describing such breach, then EMED may by a separate notice terminate this Agreement for breach under this Section 6.02(b).

  (c) With respect to the obligations of AWARE and EMED under Sections 5.01 and 5.02, "material breach" means willful failure of a party to allocate the resources required by the Section 5.01 or 5.02 (as the case may be) to the performance of such party's responsibilities.

  (d) Termination for breach under this Section 6.02 shall not be an exclusive remedy, but shall be in addition to any other remedies that either party may have.

     6.03. Effect of Termination for Breach. (a) If AWARE shall terminate this
           ---------------------------------
Agreement for breach pursuant to Section 6.02, then the license granted to EMED pursuant to Section 2.01 shall immediately terminate and EMED shall cease using or marketing the Licensed Software and the Web Product; provided that EMED shall fulfill any maintenance obligations existing as of the effective date of such termination. Upon the effectiveness of such a termination,

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                                       11
the exclusivity obligations of AWARE pursuant to Article III shall terminate.

     (b) If EMED shall terminate this Agreement for breach pursuant to Section 6.02, then the license granted to EMED pursuant to Section 2.01 and the exclusivity provisions binding upon AWARE pursuant to Article IV shall remain in effect, and the exclusivity obligations of EMED pursuant to Article IV shall terminate. In such event, AWARE shall continue to provide bug fixes, work-arounds and other software support as needed to cause the Licensed Software to perform in accordance with its specifications. Also in such event, EMED shall retain source code delivered under Section 7.03, AWARE shall deliver to EMED any additional source code of the Licensed Software not previously delivered under
Section 7.03, and EMED shall continue to have the right to modify the Licensed Software. For so long as the license granted under Section 2.01 continues in effect pursuant to this subsection (b), EMED shall pay license fees as provided in Section 2.02. Upon the effectiveness of any termination by EMED for breach under Section 6.02(b), the license granted to AWARE under Article III shall terminate.

     6.04. Additional Surviving Terms. All payment obligations accrued prior to
           --------------------------
any termination or expiration of this Agreement shall survive such termination or expiration. All sublicenses granted to any end user in accordance with this Agreement prior to any termination or expiration of this Agreement shall survive such termination or expiration. If EMED holds a continuing license under this Agreement, EMED shall also continue to have the rights set forth in Section 7.03 with respect to such license. The provisions of Sections 6.05, 7.02, 7.05, 7.06, 8.01, 8.02, 8.03 and 8.12 shall survive any termination or expiration of this Agreement.

     6.05. Intellectual Property. AWARE and EMED shall negotiate in good faith
           ----------------------
for at least three months after effectiveness of expiration or termination of this Agreement to reach agreement on specific definition of the intellectual property owned by each party in accordance with the principles set forth in
Section 7.02. If, at any time after the end of such three month period, either party shall determine in its judgment that negotiations are unlikely to result in an acceptable outcome, such party may initiate arbitration to determine ownership of intellectual


                            CONFIDENTIAL TREATMENT
property pursuant to the procedures specified in Section 8.01.

                           VII. INTELLECTUAL PROPERTY

  7.01. Software Licensing Procedures. (a) The procedures set forth in this
        ------------------------------
Section 67.01 shall govern the granting of sublicenses of software under this Agreement.

     (b) Each of AWARE and EMED shall assign a unique number to each copy made by it of Licensed Software or any other software provided to it by the other party, whether for internal use or for sublicense to a user. Each of AWARE and EMED shall keep full, clear and accurate records of all copies that it makes of any such software and the identity and location of each third party to whom any such software is provided. Each of EMED and AWARE may examine records of the other party not more than once in any calendar quarter, during normal business hours and upon reasonable notice.

     (c) Sublicenses of software granted under this Agreement shall include the following provisions. Such terms may be set forth in a reasonably prominent printed or electronic document that accompanies the software being sublicensed and states that by use of such software, the user agrees to the terms set forth in the document. Sublicenses may be granted directly, or by a reseller or other intermediary. The provisions required by this subsection (c) are:

           (i) a provision restricting the sublicensee's use of the licensed software to its own business and professional purposes, provided that any sublicensee of a toolkit may use it to create new applications to be licensed to end users as part of the sublicensee's product;

           (ii) a provision requiring the sublicensee to take all reasonable precautions to keep the licensed software and any related documentation confidential;

           (iii) a provision prohibiting the sublicensee from reproducing (except for backup copies), reverse engineering, translating or creating other versions of the licensed software, provided that any sublicensee of a toolkit may use it to create new applications to

                            CONFIDENTIAL TREATMENT
     be licensed to end users as part of the sublicensee's product;

           (iv) a provision acknowledging that ownership of the licensed software remains exclusively with the grantor of the license or its suppliers;

           (v) a provision limiting the other party's liability to the sublicensee to at least the same extent that the liability of the grantor to the sublicensee is limited, and disclaiming warranties on behalf of the other party at least to the extent disclaimed on behalf of the grantor; and

           (vi) a provision stating that AWARE or EMED (as the case may be) is an intended third party beneficiary of the foregoing to the extent any materials or information delivered to the sublicensee originated with or are derived from materials or information supplied by AWARE or EMED (as the case may be), and shall have the right to enforce and shall be entitled to the benefit of any of the foregoing provisions as they relate to such materials or information.

Each party will use reasonable efforts to enforce license agreements executed by its customers. In no event shall source code be released to any sublicensee.

  (d) Notwithstanding this Section 7.01 or any other provision of this Agreement, software may be licensed to the Government of the United States of America, or an agency or instrumentality thereof, under an agreement containing software licensing terms generally used by the United States Government (or the agency or instrumentality to which the software is licensed) for procurement of commercial software.

     7.02. Ownership.  (a) As between EMED and AWARE, AWARE owns any software
           ---------
developed solely by AWARE or by any employee, consultant or other person acting on AWARE's behalf (other than EMED) under this Agreement, including any inventions, concepts, specifications, know-how and ideas embodied in such software, together with all proprietary rights therein ("AWARE Intellectual Property"). As between EMED and AWARE, EMED owns and shall continue to own those concepts, specifications, know-how, and ideas

                            CONFIDENTIAL TREATMENT
embodied in the design and functionality of the Web Product and conceived solely by EMED, and as applied in the Web Product for Medical Use, and any software developed solely by EMED or by any employee, consultant or other person acting on EMED's behalf (other than AWARE) under this Agreement, including any inventions, concepts, specifications, know-how and ideas embodied in any of the foregoing, together with all proprietary rights therein ("EMED Intellectual Property"). As between EMED and AWARE, the parties shall jointly own any software or other intellectual property jointly developed by the parties under this Agreement and not allocated between them above, including any inventions, concepts, specifications, know-how and ideas embodied therein, together with all proprietary rights therein ("Joint Intellectual Property"). Whether or not any intellectual property is jointly developed shall be determined in accordance with United States patent or copyright law as applicable; provided that in no event shall either party have an obligation to account to the other except as specifically provided in this Agreement.

  (b) AWARE shall have the right to file and prosecute patent or copyright applications on AWARE Intellectual Property and EMED shall have the right to file and prosecute patent or copyright applications on EMED Intellectual Property. The parties will cooperate in the filing and prosecution of patent or copyright applications on Joint Intellectual Property, provided that neither party shall file any such patent or copyright application without the prior written consent of the other. Each party will cooperate with the other party in the filing and prosecution by the other party of any patent or copyright application that complies with this subsection (b), including by executing and delivering or causing its officers and employees to execute and deliver (all at the expense of the filing party) any documentation reasonably necessary or appropriate for the filing and prosecution of such an application and the vesting of rights as provided in this Agreement.

  (c) The exclusivity obligations of the parties under Article IV shall not in any way be affected by the ownership of AWARE Intellectual Property, EMED Intellectual Property, or Joint Intellectual Property as provided in this
Section 7.02, or by the filing of any patent or copyright application or the grant or issuance of any

                            CONFIDENTIAL TREATMENT
patent or copyright. Neither party shall market, sell, license or distribute any Joint Intellectual Property except to the extent that such Joint Intellectual Property is covered by a license granted to such party hereunder.

  7.03 Source Code. Copies of source code of all Licensed Software will be made
       -----------
available to EMED by AWARE upon completion of each release or patch in which such source code is included. The fact that AWARE has provided access to source code shall in no way affect proprietary rights to source code or software, and all source code shall continue to be owned by the party that owned it prior to disclosure. All source code is "Confidential Information" as that term is used in Section 7.06 and shall be subject to the restrictions set forth in Section
7.06. EMED will maintain source code revision control procedures with which both AWARE and EMED will comply. These procedures will be designed to achieve, among other things, compliance with "Good Manufacturing Practices" as defined by the U.S. Food and Drug Administration and documentation of the ownership of source code disclosed by either party. Provision of source code to EMED shall not affect AWARE's obligations to provide engineering resources and support under
Section 5.01. Should AWARE wish to utilize its license rights pursuant to
Section 3.01, AWARE will notify EMED of such intentions and copies of source code of Joint Products will be made available to AWARE by EMED upon completion of each release or patch in which such source code is included. The fact that EMED has provided access to source code shall in no way affect proprietary rights to source code or software, and all source code shall continue to be owned by the party that owned it prior to disclosure. All source code is "Confidential Information" as that term is used in Section 7.06 and shall be subject to the restrictions set forth in Section 7.06.

  7.04. Representations. (a) AWARE represents to EMED that AWARE has full
        ---------------
authority to enter into this Agreement and grant the licenses and rights set forth herein.

  (b) EMED represents to AWARE that EMED has full authority to enter into this Agreement and grant the licenses and rights set forth herein.

  7.05. Indemnities. (a) AWARE will, at its expense, defend against, hold EMED
        -----------
harmless from, and pay any final judgment against EMED or any customer of EMED arising out

                            CONFIDENTIAL TREATMENT
of (x) any claim that the Licensed Software infringed a copyright, a patent or a trade secret of a third party, unless in the case of third party patent claims, (i) AWARE can show that the patent claimed to have been infringed was not known to Aware at the time of delivery to EMED of the infringing portion of Licensed Software or (ii) such patent was infringed in order to comply with an EMED design or specification or (iii)such patent would not be infringed by the use of Licensed Software alone and not in combination with any EMED software; or (y) out of marketing by AWARE of AWARE products (including any product liability claim unless such product liability claim is caused by designs, specifications or software provided by EMED); provided that (i) EMED notifies AWARE in writing of such claim or action, and (ii) AWARE has sole control of the defense and settlement of such claim or action. In defending against such claim or action to the extent it relates to software provided by AWARE, AWARE may, at its option, agree to any settlement in which AWARE shall either (1) procure for EMED and all customers of EMED the right to continue using the software at issue; or (2) modify or replace such software so that it no longer infringes, to the extent that the exercise of such option does not result in a material adverse change in the operational characteristics of such software, and equivalent functions and performance provided by AWARE remain following implementation of such option. If AWARE concludes in its judgment that none of the foregoing options is reasonable, AWARE may remove the software at issue and any other component supplied by AWARE rendered unusable as a result of such removal and pay to EMED damages arising therefrom, including damages incurred by reason of EMED's inability to perform its obligations under sublicenses; provided that AWARE's liability for damages arising from such inability shall be [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

  (b) EMED will, at its expense, defend against, hold AWARE harmless from, and pay any final judgment against AWARE or any customer of AWARE arising out of (x) any claim that any software licensed to AWARE by EMED hereunder infringed a copyright, a patent or a trade secret of a third party, unless in the case of third party patent claims, (i) EMED can show that the patent claimed to have been infringed was not known to EMED at the time of delivery to AWARE of the infringing software or (ii) such patent was infringed in order to comply with an AWARE

                            CONFIDENTIAL TREATMENT
design or specification or (iii) such patent would not be infringed by the use of the software licensed by EMED alone and not in combination with any AWARE software; or (y) out of marketing by EMED of EMED products (including any product liability claim unless such product liability claim is caused by designs, specifications or software provided by AWARE) provided that (i) AWARE notifies EMED in writing of such claim or action, and (ii) EMED has sole control of the defense and settlement of such claim or action. In defending against such claim or action to the extent it relates to software provided by EMED, EMED may, at its option, agree to any settlement in which EMED shall either (1) procure for AWARE and all customers of AWARE the right to continue using the software at issue; or (2) modify or replace such software so that it no longer infringes, to the extent that the exercise of such option does not result in a material adverse change in the operational characteristics of such software, and equivalent functions and performance provided by EMED remain following implementation of such option. If EMED concludes in its judgment that none of the foregoing options is reasonable, EMED may remove the software at issue and any other component supplied by EMED rendered unusable as a result of such removal and pay to AWARE damages arising therefrom, including damages incurred by reason of AWARE's inability to perform its obligations under sublicenses; provided that EMED's liability for damages arising from such inability shall be [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

  (c) If EMED shall determine in its judgment that the concepts, specifications, know-how, and ideas embodied in the design and functionality of the Licensed Software infringe or conflict with a patent or copyright not known to EMED on the date of this Agreement, then EMED shall notify AWARE and the parties will discuss in good faith whether the Licensed Software can be modified or other steps may be taken to avoid such infringement. If EMED determines in its judgment that no such modification or other steps can be reasonably implemented, EMED may by notice terminate the obligations of AWARE and EMED under this Agreement with respect to the affected portion of the Licensed Software, and the indemnity of EMED in subsection (b) above shall apply only to those claims relating to the affected portion of the Licensed Software of which AWARE or

                            CONFIDENTIAL TREATMENT

EMED had notice prior to the date of the first notice regarding infringement delivered by EMED.

     7.06. Confidentiality. As used in this Agreement, "Confidential
           ---------------
Information" means (i) all confidential information, proprietary software, trade secrets, know-how, and all other intellectual property that is subject to the licenses granted in this Agreement and in which proprietary rights would be adversely affected by disclosure and (ii) all other confidential or proprietary information (including without limitation financial information and business information such as customer lists) that is or has been disclosed by AWARE to EMED or by EMED to AWARE. AWARE and EMED agree that they will not, and will not permit their respective officers, employees, agents and representatives to, without first obtaining the written consent of the other party, use, sell or disclose any Confidential Information, except as expressly contemplated hereby and except that Confidential Information may be disclosed by the party that owns it unless such disclosure would adversely affect the proprietary nature of Confidential Information subject to any of the licenses granted hereunder. Either party may disclose Confidential Information to potential customers, and to other third parties to the extent necessary to permit any such third party to assist in manufacture or integration of the Web Product, provided that any such potential customer or third party to whom Confidential Information is disclosed shall execute a confidentiality agreement no less restrictive than this Section
7.06. "Confidential Information" does not include (i) information that is or becomes (other than by disclosure in violation of this Agreement) generally available to the public, (ii) information that the receiving party can show was known to the receiving party prior to its disclosure by the other party, or
(iii) information required to be disclosed by law or regulation or by judicial process or administrative order, provided that prompt notice and an opportunity to seek a protective order is given to the other party prior to disclosure. AWARE and EMED agree that this Agreement and the Schedules hereto are Confidential Information subject to this Section 7.06. AWARE consents to the disclosure of the relationship contemplated by this Agreement in filings by EMED with the U.S. Securities and Exchange Commission and state securities authorities, and the filing of this Agreement and the 1997 Agreement as related exhibits; provided that EMED shall diligently seek confidential treatment of all

                            CONFIDENTIAL TREATMENT
pricing information and shall promptly deliver a copy of all such filings to AWARE.

                                 VIII. GENERAL.

  8.01. Arbitration. Any controversy or claim arising out of or relating to this
        -----------
Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in Boston, Massachusetts under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Arbitration as specified in this Section 8.01 shall be the sole and exclusive procedure for the resolution of disputes between the parties arising out of or relating to this Agreement or the breach thereof; provided, however, that a party, without prejudice to such procedure, may file a complaint to seek a preliminary injunction or other provisional judicial relief, if in its judgment such action is necessary to avoid irreparable damage or preserve the status quo. Despite such action the parties will continue to participate in good faith in the procedures specified in this Section 8.01. AWARE and EMED agree that any breach of Sections 4.01, 4.02, 7.01 or 7.06 would cause irreparable harm and that the aggrieved party shall be entitled to equitable relief in the nature of an injunction for any such breach, without posting of a bond or other surety.

  8.02. Limitation of Warranties. THE OBLIGATIONS OF AWARE AND EMED EXPRESSLY
        -------------------------
STATED IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS EXPRESS OR IMPLIED. TO THE EXTENT ALLOWABLE TO BY LAW, THIS EXCLUSION OF ALL OTHER WARRANTIES AND CONDITIONS EXTENDS TO IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABLE QUALITY AND FITNESS FOR A PARTICULAR PURPOSE, OR AGAINST INFRINGEMENT AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW, OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

  8.03. Limitation of Liability. EMED AND AWARE AGREE THAT, EXCEPT AS EXPRESSLY
        ------------------------
STATED OTHERWISE IN SECTION 7.05. THE LIABILITY OF EITHER OF THEM TO THE OTHER, IF ANY, UNDER ANY THEORY OF LAW OR EQUITY, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE FULFILLMENT OF ANY OF THE OBLIGATIONS OF EITHER OF THEM UNDER THIS AGREEMENT, IS LIMITED TO MONEY DAMAGES NOT TO EXCEED THE TOTAL AMOUNT PAID OR PAYABLE BY EMED TO AWARE UNDER THIS AGREEMENT.

                            CONFIDENTIAL TREATMENT

     8.04. Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the Commonwealth of Massachusetts.

     8.05. Assignment.  (a) Subject to EMED's right to grant sublicenses
           ----------
hereunder, EMED may not assign this Agreement or any rights hereunder without the prior written consent of AWARE, except that, without such consent and upon notice to AWARE, (i) EMED may assign all of its rights hereunder to a corporation or other legal entity that acquires substantially all of EMED's assets or where EMED is consolidated or merged, but then only upon the express assumption by such transferee or its successor of the obligations set forth in this Agreement and (ii) EMED may grant security interests in the rights of EMED under this Agreement to secure the obligations of EMED to a bank or other financial institution which has extended credit to EMED.

     (b) AWARE may not assign this Agreement or any rights hereunder without the prior written consent of EMED, except that, without such consent and upon notice to EMED, (i) AWARE may assign all of its rights hereunder to a corporation or other legal entity that acquires substantially all of AWARE's assets or where AWARE is consolidated or merged, but then only upon the express assumption by such transferee or its successor of the obligations set forth in this Agreement and (ii) AWARE may grant security interests in the rights of AWARE under this Agreement to secure the obligations of AWARE to a bank or other financial institution which has extended credit to AWARE.

     (c) This Agreement is binding upon, and inures to the benefit of, the successors and permitted assigns of the parties.

     8.06. Effect of Waiver. The waiver or failure of either party to exercise
           ----------------
in any respect any right provided for in this Agreement shall not be deemed a waiver of any further or future right hereunder.

                            CONFIDENTIAL TREATMENT

  8.07. Headings. The headings used in this Agreement are for convenience of
        --------
reference only and are not to be used in interpreting the provisions of this Agreement.

  8.08. Complete Agreement. This Agreement is the exclusive statement of the
        ------------------
understanding between the parties with respect to its subject matter. It supersedes all prior agreements, negotiations, representations and proposals, written or oral, relating to the subject matter hereof. No provisions of this Agreement may be changed or modified except by an agreement in writing signed by the party to be bound. No provision of any purchase order or other instrument issued by EMED or any invoice or other form issued by AWARE that is inconsistent with the provisions of this Agreement shall be binding or affect this Agreement unless signed by both parties.

  8.09. Severability. If any provision of this Agreement is invalid or
        ------------
unenforceable in any particular case, such case shall not invalidate or render unenforceable any other part of this Agreement. This Agreement shall be construed as not containing the particular provision or provisions held to be invalid or unenforceable to the extent of the particular case, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

  8.10. Effectiveness of Agreement; Counterparts. This Agreement is effective
        ----------------------------------------
when executed by both parties. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.

  8.11. Notices. All notices provided for in this Agreement shall be in writing
        -------
or facsimile, addressed to the appropriate party at the respective address set forth below or to such other then-current address as is specified by notice, as follows:

     to AWARE:

                      AWARE, Inc.
                      40 Middlesex Turnpike
                      Bedford, MA  01730
                      Facsimile:  (617) 276-4001
                      Attention:  Edmund Reiter

                            CONFIDENTIAL TREATMENT
     to EMED:

                      EMED Technologies Corporation
                      25 Hartwell Avenue
                      Lexington, MA  02421
                      Facsimile:  (781) 861-6360
                      Attention:  Howard Pinsky

Notices sent by certified mail, return receipt requested to the address specified pursuant to this Section 7.11 shall be effective three business days after deposit in the U.S. Mail with postage prepaid. Notice delivered by any other means shall be effective upon receipt.

  7.12. No Agency. AWARE and EMED are independent contractors and separate legal
        ---------
entities and shall in no way be interpreted as partners, joint venturers, agents, employees or legal representatives of each other for any purposes. Neither party shall be responsible for or bound by any act of the other party or the other party's agents, employees or any persons in any capacity in its service.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date set forth above.


EMED TECHNOLOGIES
CORPORATION                            AWARE, INC.



By: /s/Howard Pinsky                   By: /s/ Edmund C. Reiter
    -----------------                      --------------------
Name: Howard Pinsky                    Name: Edmund C. Reiter
Title: Chief Technology                Title: Senior Vice President
       Officer

                            CONFIDENTIAL TREATMENT

                                   Schedule 1

                           Description of Technology


     The Web Product accepts medical images, reports, and other information from various sources, and makes them available for distribution over the web to thin web clients. Reports are collected and linked with the original studies (images). The Web Product includes the application defined by EMED, and user interfaces, features, and web server technology developed by EMED which handles the image, text, voice and administrative input required for systems operation. The Web Product further includes HTML generation, web plug-in, compression, and end-user application software, using core components developed and owned by AWARE, Inc. In addition, the product consists of user and technical documentation which have been provided by both parties.




                            CONFIDENTIAL TREATMENT